Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of                  , 2021 (the “Effective Date”), is made by and between SkyWater Technology, Inc., a Delaware corporation (together with any successor thereto, the “Company”), CMI Oxbow Partners, LLC, a Delaware limited liability company (together with any successors thereto, “Oxbow”) and the individuals identified on Schedule A hereto.

WHEREAS, on the date hereof, the Company has sold shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) in an initial public offering (the “IPO”);

WHEREAS, as of the date hereof, Oxbow owns                  shares of Common Stock; and

WHEREAS, in connection with the IPO, the Company has agreed to provide the Holders (as defined herein) with the registration rights set forth herein with respect to the shares of Common Stock held by such stockholders.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Adverse Offering Effect” has the meaning specified in Section 6(a).

“Affiliate” means, with respect to any specified Person, (a) any Person that directly or through one or more intermediaries controls or is controlled by or is under common control with the specified Person or (b) any Person who is a general partner, member, managing director, manager, officer, director or principal of the specified Person; provided, in each case, that no Person will be deemed an Affiliate of Oxbow solely by reason of being an employee or consultant of the Company or any of its Subsidiaries.

“Agreement” has the meaning specified in the preamble hereto.

“Amendment” has the meaning specified in Section 19(a).

“beneficial owner” and to “beneficially own” have the same meanings as in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof.

“Blackout Period” has the meaning specified in Section 9.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or other governmental actions to close.

“Closing Date” means the date on which the sale of the Common Stock in the IPO is consummated by the Company and the underwriters of the IPO.

“Common Stock” has the meaning specified in the recitals hereof.

“Company” has the meaning specified in the preamble hereto.

“Company Securities” means (a) the Common Stock and (b) all rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, in each case convertible into or exercisable or exchangeable for, directly or indirectly, shares of Common Stock, whether at the time of issue or upon the passage of time or the occurrence of a future event.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a legal entity, whether through the ownership of voting interests, by contract or otherwise.

“Demand Notice” has the meaning specified in Section 3(b).

“Demand Registrable Securities” means any Registrable Securities requested to be included in a Demand Registration by a Holder pursuant to Section 3.

“Demand Registration” means any registration of Registrable Securities effected pursuant to Section 3.

“Demand Registration Notice” has the meaning specified in Section 3(a).

“Demand Registration Offer Notice” has the meaning specified in Section 3(a)(i).

“Demand Registration Statement” has the meaning specified in Section 3(a).

“Demand Registration Threshold” has the meaning specified in Section 3(a).

“Effective Date” has the meaning specified in the preamble hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, as the same shall be in effect from time to time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

“Excluded Registration” means (a) a registration of Common Stock under the Securities Act pursuant to a registration statement filed (i) on Form S-4 or Form S-8 under the Securities Act (or any successor registration forms), (ii) in connection with dividend reinvestment plans, direct stock purchase plans or similar plans or (iii) in connection with a registration pursuant to which the Company offers to exchange its own securities for other securities, or (b) a Rule 144A Resale Shelf Registration.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3” means Form S-3 under the Securities Act (or any successor registration form).

“Form S-3 Eligible” means, as of any date of determination, the Company’s eligibility as of such date under SEC rules to register Registrable Securities pursuant to a Shelf Registration Statement on Form S-3 for offering and sale thereunder.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Holders” means each Person holding Class B preferred units or common units in CMI Acquisition, LLC, a Delaware limited liability company, which units will convert into shares of Common Stock upon the Company’s conversion into the Company in connection with the IPO, and each transferee of such shares of Common Stock in compliance with Section 17 of this Agreement.

“Initiating Demand Holders” has the meaning specified in Section 3(a).

“IPO” has the meaning specified in the recitals hereof.

“Lock-up Letter Transactions” means (a) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Company Securities (including Company Securities that may be deemed to be beneficially owned by the applicable Person), (b) entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) above or this clause (b) is to be settled by delivery of Common Stock or other Company Securities, in cash or otherwise, (c) making any demand that would require the filing during the lock-up period of any registration statement, including any amendments thereto, with respect to the registration of any Company Securities, or (d) publicly disclosing any intention or arrangement to do any of the foregoing; but excludes, if the Holder is a corporation, partnership, limited liability company, trust or other business entity, any transfer (a) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the Holder (including, for the avoidance of doubt, any wholly-owned direct or indirect Subsidiary of the Holder or to the immediate or indirect parent entity of such Holder), or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Holder (including, for the avoidance of doubt, where the Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (b) as part of a distribution, transfer or other disposition by the Holder to its stockholders, partners, members or other equity holders.

“Losses” has the meaning specified in Section 13(a).

“Oxbow” has the meaning specified in the preamble hereto.

“Oxbow Affiliated Fund” means each corporation, trust, limited liability company, general or limited partnership or other entity under common control with Oxbow.

“Person” means an individual, partnership, limited partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, unincorporated entity of any kind, governmental entity, or any other legal entity.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments and all material incorporated by reference into such prospectus.

“Registrable Securities” means, with respect to any Holder, the shares of Common Stock held by such Holder, including any shares of Common Stock paid, issued or distributed by way of stock dividend or distribution or stock split, or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise, and held by such Holder. Securities shall cease to be Registrable Securities in accordance with Section 2(b).

“Registration Expenses” means any and all expenses incident to the Company’s performance of its registration obligations under this Agreement, including: (a) all SEC registration and filing fees and expenses incurred in connection with the preparation, printing and distribution of each Registration Statement and Prospectus and any other document or amendment thereto and the mailing and delivery of copies thereof to each Holder and any underwriters or dealers; (b) fees and expenses of counsel to the Company; (c) fees and expenses incident to any filing with FINRA or to securing any required review by FINRA of the terms of the sale of Registrable Securities; (d) fees and expenses in connection with the qualification of Registrable Securities for offering and sale under state securities laws (including fees and expenses incurred in connection with blue sky qualifications of the Registrable Securities and including all reasonable fees and expenses of counsel in connection with any survey of state securities or blue sky laws and the preparation of any memorandum with respect thereto); (e) fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange in accordance with this Agreement; (f) the internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties); (g) in connection with any registration, up to $40,000 of the reasonable fees and expenses of a single counsel for the Holders selected by the Holders of a majority of the Registrable Securities that have Registrable Securities registered in connection with such registration; and (h) with respect to each registration, the fees and expenses of all independent public accountants (including the expenses of any audit and “comfort” letters) and the fees and expenses of other persons, including experts, retained by the Company, but excluding (x) any underwriting, discounts, commissions and fees, brokerage and sales commissions, and transfer and documentary stamp taxes, if any, relating to the sale or disposition of the Registrable Securities and (y) any fees or expenses of counsel for the Holders, other than the fees and expenses referred to in clause (g) above.

“Registration Statement” means any registration statement of the Company filed with the SEC and referred to in Section 3 or Section 4, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments thereto, and all exhibits and all material incorporated by reference in any such registration statement.

“Rule 144” means Rule 144 (or any similar rule then in effect) promulgated by the SEC under the Securities Act.

“Rule 144A Resale Shelf Registration” means a registration under the Securities Act of convertible notes, convertible preferred stock or Common Stock warrants and the underlying Common Stock for resale of such securities by the purchasers thereof acquired in an offering under the Securities Act made to one or more investment banking firms as initial purchasers for reoffering by such initial purchasers to “qualified institutional buyers” (as defined in Rule 144A), to other institutional “accredited investors” (as defined in Rule 501(a) under the Securities Act), or to investors outside the United States in compliance with Regulation S under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, as the same shall be in effect from time to time. Reference to a particular section of the Securities Act of 1933, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

“Shelf Registration Demand Notice” has the meaning specified in Section 3(b).

“Shelf Registration Offer Notice” has the meaning specified in Section 3(a)(i).

“Shelf Registration Period” has the meaning specified in Section 3(b)(ii).

“Shelf Registration Statement” means a Registration Statement for an offering of securities to be made on a delayed or continuous basis, which covers Registrable Securities, on Form S-3 or other appropriate form under Rule 415 of the Securities Act, or any similar rule that may be adopted by the SEC.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of limited liability company interests, partnership interests, or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or will be or control any of the board of managers, general partner or other similar body of such limited liability company, partnership, association or other business entity.

“Third-Party Security Holder” means any holder (other than a Holder) of Common Stock or other equity securities of the Company that exercises contractual rights to participate in a registered offering of securities of the Company pursuant to an agreement other than this Agreement.

“Underwritten Offering” means an underwritten offering in which securities are sold to one or more underwriters, on a firm commitment basis, for reoffering to the public or pursuant to a “block trade” or “bought deal.”

“voting interests” means, with respect to any legal entity, capital stock, partnership interests, limited liability company interests or other ownership interests entitled generally to vote on the election of directors, managers or other voting members of the governing body of such legal entity.

2. Securities Subject to this Agreement.

(a) The Registrable Securities held in the name of any Holder are the sole securities entitled to the benefits of this Agreement.

(b) Registrable Securities held by any Holder shall cease to be Registrable Securities (and such Holder shall cease to have any registration rights with respect thereto under this Agreement) on the date and to the extent that (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities have been sold or transferred in accordance with the requirements of Rule 144, (iii) such Registrable Securities have been otherwise transferred or disposed of, the Company shall have delivered the Registrable Securities either in certificated form without any legend restricting further transfer or disposition thereof or in book-entry form on the stock transfer records of the Company without notation as to any restrictions on further transfer or disposition thereof and, at such time, subsequent transfer or disposition of such securities shall not require registration of such securities under the Securities Act, (iv) all Registrable Securities then held in the name of such Holder may be sold or transferred by such Holder pursuant to Rule 144 without limitation or restriction under any of the requirements of Rule 144 (as determined by the Company in good faith) or (v) such Registrable Securities have ceased to be outstanding.

3. Demand Registration Rights.

(a) Demand Rights. At any time, and from time to time, after the nine-month anniversary of the Effective Date, Holders holding at least 20% of the Registrable Securities then outstanding (the “Initiating Demand Holders”) may deliver to the Company a written notice (a “Demand Registration Notice”) requesting that the Company effect the registration under the Securities Act of Registrable Securities held by such Holders having a reasonably anticipated net aggregate offering price (after deduction of underwriter discounts and commissions and offering expenses) of at least $20 million (or, if such Registrable Securities constitute all remaining Registrable Securities beneficially owned by the Initiating Demand Holders that initiated the applicable registration, of at least $10 million) (the “Demand Registration Threshold”) as determined in good faith by the Company at the time of its receipt of the Demand Registration Notice, which Demand Registration Notice shall specify the aggregate number of Registrable Securities requested to be registered and the proposed method of distribution thereof. Upon receipt of the Demand Registration Notice, subject to Section 3(d), the Company will use its reasonable efforts to cause to be filed with the SEC as soon as reasonably practicable after receiving the Demand Registration Notice, but in no event more than 60 days following receipt of such notice (or, if the Company shall be legally prohibited from making such a filing, as soon thereafter as is legally permissible), a Registration Statement and related Prospectus that complies as to form and substance in all material respects with applicable SEC rules providing for the sale by the Initiating Demand Holders and the Holders that elect to register their Registrable Securities as provided below, of all of the Registrable Securities requested to be registered by such Holders (the “Demand Registration Statement”), and agrees (subject to Section 8, Section 9 and Section 11) to use reasonable efforts to cause the Demand Registration Statement to be declared effective by the SEC as soon as practicable following the filing thereof.

(i) Within ten Business Days after its receipt of a Demand Registration Notice pursuant to Section 3(a), the Company shall give written notice of the proposed filing of the Demand Registration Statement under this Section 3(a) or a Shelf Registration Statement under Section 3(b) to each Holder that is not an Initiating Demand Holder (other than any Holder that has provided written notice to the Company that such Holder elects not to receive notices from the Company pursuant to this Section 3), and the notice shall offer such Holders the opportunity to participate in the Demand Registration Statement under this Section 3(a)(i) (the “Demand Registration Offer Notice”) or to participate in the Shelf Registration Statement under Section 3(b) (the “Shelf Registration Offer Notice”) and to register the number of Registrable Securities as each such Holder may request. Holders who wish to include their Registrable Securities in the Demand Registration Statement under this Section 3(a)(i) or in the Shelf Registration Statement under Section 3(b) must notify the Company in writing within ten days of receiving the Demand Registration Offer Notice or the Shelf Registration Offer Notice and include in the written notice the information requested by the Company in the Demand Registration Offer Notice or the Shelf Registration Offer Notice.

(ii) Subject to Section 11, in the case of a Demand Registration that does not contemplate an Underwritten Offering, the Company agrees to use reasonable efforts to keep the Demand Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the earliest of (i) the date on which all of the Registrable Securities held by the Holders that are registered for resale under the Demand Registration Statement are eligible for immediate sale in a single transaction pursuant to Rule 144 (or any successor provision) under the Securities Act, (ii) the date on which the Holders consummate the sale of all of the Registrable Securities registered for resale under the Demand Registration Statement and (iii) the one-year anniversary of the effectiveness of the Demand Registration Statement.

(b) Shelf Registration Demand Rights. If at any time, and from time to time, when the Company is Form S-3 Eligible, and subject to the requirements of Section 3(a), the Company receives a written notice (a “Shelf Registration Demand Notice” and together with a Demand Registration Notice under Section 3(a), a “Demand Notice”) from an Initiating Demand Holder that the Company file a Shelf Registration Statement with respect to outstanding Registrable Securities of such Initiating Demand Holder having a reasonably anticipated net aggregate offering price which satisfies the Demand Registration Threshold as determined in good faith by the Company at the time of its receipt, which Shelf Registration Demand Notice shall specify the aggregate number of Registrable Securities requested to be registered in the Shelf Registration Statement and the proposed method of distribution thereof, the Company shall, subject to Section 3(d), use its reasonable efforts to cause to be filed with the SEC as soon as reasonably practicable, but in no event more than 45 days following receipt of such notice (or, if the Company shall be legally prohibited from making such a filing, as soon thereafter as is legally permissible), a Shelf Registration Statement and related Prospectus that complies as to form and substance in all material respects with applicable SEC rules providing for the sale by the Initiating Demand Holders (and the Holders that elect to register their Registrable Securities as provided below) of all of the Registrable Securities requested to be registered by such Holders. The Company agrees (subject to Section 8, Section 9 and Section 11) to use reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC as soon as practicable following the filing thereof.

(i) In connection with the receipt of any Shelf Registration Demand Notice, the Company shall comply with the requirements of Section 3(a)(i).

(ii) Subject to Section 11, the Company agrees to use reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of 180 days or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, the “Shelf Registration Period”), subject to the requirements of Section 3(e). The Company shall be deemed not to have used reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in the Holders not being able to offer and sell their Registrable Securities during that period, unless the action is (i) required by applicable law, or (ii) taken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligation hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with any notice requirements related thereto.

(c) Underwritten Offering. If Initiating Demand Holders intend to distribute the Registrable Securities covered by their Demand Notice by means of an Underwritten Offering, they shall so advise the Company as a part of their Demand Notice, in which case the provisions of Section 5, Section 6 and Section 7 shall apply with respect to such Underwritten Offering.

(d) Notwithstanding the provisions of Section 3(a) and Section 3(b), the Company shall not be required to take any action with respect to a registration requested pursuant to this Section 3:

(i) if at the time of its receipt of the Demand Notice for such requested registration (other than a request for an Underwritten Offering made in accordance with this Section 3) the Company shall have effective under the Securities Act a Shelf Registration Statement pursuant to which the Holders could effect the disposition of their Registrable Securities according to their proposed method of distribution;

(ii) if, within the 120-day period immediately preceding delivery of the Demand Notice for such requested registration, the Initiating Demand Holders shall have consummated a Demand Registration; or

(iii) during the pendency of any Blackout Period;

provided, however, that the Company shall be permitted to satisfy its obligations under Section 3(a) or Section 3(b) by amending (to the extent permitted by applicable law) within 30 days after a written request for registration thereunder, any Registration Statement previously filed by the Company under the Securities Act so that such Registration Statement (as so amended) shall permit the disposition (in accordance with the intended methods of disposition, including, without limitation, an Underwritten Offering, specified by the Holders as aforesaid) of all of the Registrable Securities for which a Demand Registration has been made pursuant to Section 3(a) or Section 3(b). If the Company shall so amend a previously filed Registration Statement, it shall be deemed to have effected a registration for purposes of Section 3(a) and Section 3(b).

(e) Subject to Section 3(f), a Demand Registration shall not be deemed to be effected for purposes of this Section 3 or Section 8: (i) if the Registration Statement for such Demand Registration has not been declared effective by the SEC or become effective in accordance with the Securities Act and the rules and regulations thereunder; (ii) in the case of a Demand Registration that does not contemplate an Underwritten Offering, if the Registration Statement therefor does not remain effective for at least the period set forth in Section 3(a) or Section 3(b), as applicable; (iii) in the case of a Demand Registration that contemplates an Underwritten Offering, if (A) the Registration Statement therefor does not remain effective for such period as, in the opinion of counsel for the managing underwriters thereof, is required by law for the delivery of a Prospectus in connection with the sale of Registrable Securities by an underwriter or dealer, or (B) the conditions to closing specified in the applicable underwriting agreement are not satisfied by reason of a violation or breach of such underwriting agreement or this Agreement by the Company; or (iv) if, as a result of a determination made by the managing underwriters of an Underwritten Offering pursuant to Section 6(a), the Initiating Demand Holders shall not be entitled to include in such Demand Registration at least 75% of the Registrable Securities that such Initiating Demand Holders requested pursuant to Section 3(a) or Section 3(b), as applicable, to be so included in such Demand Registration.

(f) Initiating Demand Holders may, at any time prior to the effective date of the Registration Statement relating to such Demand Registration, or in the case of a Registration Statement that has already become effective, before the pricing of the applicable offering, revoke the Demand Notice delivered pursuant to Section 3(a) or Section 3(b), as applicable, by providing a written notice to the Company revoking such Demand Notice. The Initiating Demand Holders shall be deemed to have effected a Demand Registration for purposes of Section 3(e) and Section 8 in the case of any withdrawal of a Demand Registration in accordance with this Section 3(f), unless: (i) such withdrawal is based on a reasonable determination, made by the Initiating Demand Holders holding a majority of the Registrable Securities to be included in the Registration Statement therefor, that there has been, since the date of the applicable Demand Notice pursuant to Section 3(a) or Section 3(b), as applicable, a material adverse change in business, financial condition, results of operations or prospects of the Company; or (ii) the Initiating Demand Holders reimburse the Company for all Registration Expenses incurred by the Company with respect to such withdrawn Demand Registration. Unless such Initiating Demand Holders otherwise agree, such Initiating Demand Holders shall provide the reimbursement contemplated by clause (ii) of the immediately preceding sentence pro rata based on the relative number of Registrable Securities requested to be included in such withdrawn Demand Registration by each such Initiating

Demand Holder. Except as otherwise contemplated by such clause (ii), no revocation pursuant to this Section 3(f) shall relieve the Company of its obligation hereunder to pay the Registration Expenses in connection with any such request.

(g) Subject to the limitations set forth in Section 6(a), the Company shall have the right to register pursuant to a Demand Registration, and the Company and Third-Party Security Holders shall have the right to include in such Demand Registration, such number of shares of Common Stock or other equity securities of the Company as the Company and such Third-Party Security Holders may specify.

(h) The Initiating Demand Holders delivering a Demand Notice pursuant to Section 3(a) or Section 3(b), as applicable, may distribute the Registrable Securities covered by such demand by means of an Underwritten Offering or any other method of distribution permitted in accordance with the Registration Statement, with such method to be determined by the Initiating Demand Holders holding a majority of the Registrable Securities so requested to be registered by the Initiating Demand Holders.

4. Piggyback Registration Rights.

(a) If at any time after the Closing Date the Company shall propose to file a Registration Statement under the Securities Act relating to a public offering of the Common Stock or other equity securities of the Company (other than in connection with an Excluded Registration) for the Company’s own account or for the account of any holder of the Company’s equity securities, in each case, on a registration form and in a manner that would permit the registration of Registrable Securities for sale to the public under the Securities Act, the Company shall (i) give written notice at least 20 days before the anticipated filing date to each Holder (other than any Holder that has provided written notice to the Company that such Holder elects not to receive notices from the Company pursuant to this Section 4(a)), specifying the approximate date on which the Company proposes to file such Registration Statement and advising such Holder of its right to have any and all of the Registrable Securities of such Holder included among the securities to be covered thereby, subject to reduction in accordance with Section 6, and (ii) at the written request of any such Holder given to the Company within ten days after written notice from the Company has been given to such Holder, include among the securities covered by such Registration Statement the number of Registrable Securities which such Holder shall have requested to be so included, subject to reduction in accordance with Section 6.

(b) Nothing in this Section 4 shall create any liability on the part of the Company to any Holder if for any reason the Company shall decide not to file, or to delay the filing of, a Registration Statement proposed to be filed pursuant to Section 4(a) or to withdraw such Registration Statement subsequent to the filing thereof, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise; provided, however, that the Company shall not be relieved of its obligation hereunder to pay the Registration Expenses in connection with any such filing or proposed filing.

5. Holdback. In the case of an Underwritten Offering of securities of the Company, each Holder agrees, if requested by the managing underwriter or underwriters of such Underwritten Offering, to enter into a lock-up agreement with the Company and the underwriters of such Underwritten Offering, as of any date requested by such underwriters, in which such Holder shall agree that it shall not effect any Lock-up Letter Transactions during the period beginning seven days before, and ending 90 days (or such shorter period as may be permitted by such lead managing underwriters) after, the date of the Prospectus used in connection with such Underwritten Offering, except for the offering and sale of Registrable Securities included in such registration and except for such other transactions as are customarily excepted from such a lock-up agreement.

6. Cutbacks.

(a) In connection with any Demand Registration contemplating an Underwritten Offering, if the managing underwriters of such offering shall give notice to the Company (it being understood that the Company shall as soon as reasonably practicable provide any such notice to all Holders who have requested to include Registrable Securities in such offering) that, in their opinion, the number of Registrable Securities requested to be included in such offering and the number of any equity securities which the Company and any Third-Party Security Holders propose to include in such offering for sale for their respective accounts exceed the number of Registrable Securities and such other equity securities which can be offered or sold in such offering without being reasonably likely to have a material adverse effect on the offering price, timing or distribution of the Registrable Securities or the market for the Common Stock (an “Adverse Offering Effect”), there shall be included in such offering only the number of Registrable Securities and any such other equity securities that, in the opinion of such managing underwriters, can be included without being reasonably likely to have an Adverse Offering Effect. In such event, the Registrable Securities and any such other equity securities shall be included in the offering pursuant to such Demand Registration in the following priority:

(i) first, all of the Demand Registrable Securities which can be so included without being reasonably likely to have an Adverse Offering Effect; and

(ii) second, if all of the Demand Registrable Securities may be so included in such offering, such number of equity securities proposed to be sold by the Company and Third-Party Security Holders in such offering which can be included therein without being reasonably likely to have an Adverse Offering Effect (with any reduction in such number being allocated among the Company and such Third-Party Security Holders in accordance with their separate agreements).

(b) If not all of the Demand Registrable Securities may be included in such offering without being reasonably likely to have an Adverse Offering Effect, any reduction in such number shall be allocated among the Initiating Demand Holders and all other Holders electing to participate in such offering pursuant to Section 3(a) or Section 3(b) pro rata based on the relative number of Demand Registrable Securities beneficially owned by each such Holder as of the date on which the Demand Notice related thereto was received by the Company.

(c) Each Holder wishing to include Registrable Securities pursuant to Section 4(a) in any offering covered by a Registration Statement filed by the Company relating to a public offering of Common Stock or other equity securities for its own account or for the account of any security holder (other than any Holder) shall have the right to include such Registrable Securities in any such offering only to the extent that the inclusion of such Registrable Securities shall not reduce the number of shares of Common Stock or other equity securities to be offered and sold therein for the account of the Company or any such other security holder. In connection with the inclusion of Registrable Securities pursuant to Section 4(a) in any such offering, if the managing underwriters of an Underwritten Offering deliver a notice to the Company (it being understood that the Company shall as soon as reasonably practicable provide any such notice to all Holders who have requested to include Registrable Securities in such offering), that, in their opinion, the number of securities the Company proposes to sell for its own account or for the account of any such other security holder and the number of such Registrable Securities exceeds the number of securities which can be offered or sold in such offering without being reasonably likely to have an Adverse Offering Effect with respect to the securities to be offered for the account of the Company or such other security holder, there shall be included in such offering only the number of Registrable Securities that, in the opinion of such managing underwriters, can be included without being reasonably likely to have an Adverse Offering Effect. If not all of the Registrable Securities requested to be included in such offering may be so included without being reasonably likely to have an Adverse Offering Effect, the reduction in the aggregate number of Registrable Securities that shall be included in such offering shall be allocated among the Holders who have requested Registrable Securities to be so included pro rata based on the relative number of Registrable Securities beneficially owned by each such Holder as of the date on which the Company provides notice of its proposed filing of a Registration Statement pursuant to Section 4(a).

7. Selection of Underwriters. The Initiating Demand Holders shall have the right to select the underwriter or underwriters to administer any Underwritten Offering in connection with a Demand Registration; provided, that the underwriter or underwriters shall be reasonably acceptable to the Company.

8. Limitations of Registration Rights.

Notwithstanding the provisions of Section 3 and this Section 8, at such time or times as the Company is not Form S-3 Eligible, the Initiating Demand Holders shall have the right hereunder to effect a maximum of three Demand Registrations in the aggregate, and the Company shall in no event be obligated to take any action to effect more than three such Demand Registrations. From and after such time as the Company has become Form S-3 Eligible, and for so long as the Company remains Form S-3 Eligible, the Initiating Demand Holders shall have the right hereunder, subject to Section 3 and this Section 8, to effect an unlimited number of Demand Registrations.

9. Blackout Restrictions. If the Company determines in good faith that the registration and distribution of Registrable Securities (a) would materially impede, delay, interfere with or otherwise materially adversely affect any pending financing, registration of securities by the Company in a primary offering for its own account, acquisition, corporate reorganization, debt restructuring or other material transaction involving the Company or (b) would require disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential, the Company shall be entitled to defer the filing or effectiveness of a Registration Statement, or to suspend the use of an effective Registration Statement, for the shortest period of time reasonably required (each such period, a “Blackout Period”); provided, however, that the Company shall not be entitled to obtain deferrals or suspensions under (i) clause (a) of this Section 9 for more than an aggregate of 90 days in any 12-month period, or (ii) clause (b) of this Section 9 on more than two occasions or for more than an aggregate of 60 days in any 12-month period; provided, further, that the Company shall not under any circumstances be entitled to obtain deferrals or suspensions for more than an aggregate of 120 days in any 12-month period. The Company shall notify each Holder of the initiation and expiration or earlier termination of a Blackout Period and, as soon as reasonably practicable after such expiration or termination, shall amend or supplement any effective Registration Statement and the related Prospectus to the extent necessary to permit the Holders to resume use of such Prospectus in connection with the offer and sale of the Registrable Securities in accordance with applicable law. Each Holder agrees to treat as confidential the delivery of any notice by the Company to such Holder pursuant to this Section 9 and the information set forth in any such notice. For the avoidance of doubt, except as would otherwise constitute a Blackout Period in accordance with the first sentence of this Section 9, any period during which the directors and officers of the Company are prohibited from purchasing, selling or otherwise engaging in transactions in securities of the Company pursuant to any internal Company policy restricting trading during specified periods of the Company’s fiscal year or otherwise shall not be deemed a Blackout Period for purposes of this Agreement.

10. Registration Procedures. In connection with the registration obligations of the Company under Section 3, the Company shall:

(a) prior to filing a Registration Statement or related Prospectus or any amendment or supplement thereto, furnish to a single counsel selected by the Holders holding a majority of the Registrable Securities included or to be included in such Registration Statement (and, if requested in writing by a Holder, to such Holder) copies of such Registration Statement or Prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of the Holders or counsel, documents to be incorporated by reference therein), which documents shall be subject to the reasonable review and comments of the Holders holding the Registrable Securities included or to be included in such Registration Statement and their counsel;

(b) prepare and file with the SEC amendments and post-effective amendments to each Registration Statement and such amendments and supplements to the related Prospectus as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder necessary to keep such Registration Statement effective until the Holders of the Registrable Securities covered by such Registration Statement have completed the distribution related thereto or for such shorter period permitted under this Agreement;

(c) promptly notify each Holder holding Registrable Securities covered by a Registration Statement, through its counsel, when such Registration Statement and any amendment or post-effective amendment thereto and the related Prospectus and any amendment or supplement to such Prospectus have been filed and, with respect to such Registration Statement or any amendment and post-effective amendment thereto, when such Registration Statement or such post-effective amendment has become effective;

(d) furnish to each Holder such number of copies of the applicable Registration Statement and of each amendment and post-effective amendment thereto and the related Prospectus or Prospectus supplement as such Holder may reasonably request in order to facilitate such Holder’s disposition of Registrable Securities (the Company hereby consenting to the use (subject to the limitations set forth in Section 11(b)) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

(e) promptly notify each Holder holding Registrable Securities covered by a Registration Statement, through its counsel, at any time when the related Prospectus is required to be delivered under the Securities Act, that the Company has become aware that such Prospectus, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare and furnish to such Holder, as soon as reasonably practicable, without charge to such Holder, a reasonable number of copies of an amendment to such Registration Statement or supplement to such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) use reasonable efforts to register or qualify Registrable Securities covered by a Registration Statement under such securities or blue sky laws of such jurisdictions as each Holder holding such Registrable Securities shall reasonably request, and to do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of such Registrable Securities, except that the Company shall not be required for any such purpose to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 10(f), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(g) make available to its stockholders, as soon as reasonably practicable, an earnings statement that shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 10(g) if it has complied with Rule 158 under the Securities Act;

(h) if the registration involves an Underwritten Offering, enter into a customary underwriting agreement and in connection therewith:

(i) to the extent reasonably practicable, make such representations and warranties to the underwriters in such form and with such substance and scope as are customarily made by issuers to underwriters in comparable Underwritten Offerings;

(ii) use reasonable efforts to obtain opinions of counsel to the Company (in form, scope and substance reasonably satisfactory to the managing underwriters), addressed to the underwriters, and covering the matters customarily covered in opinions requested in comparable Underwritten Offerings;

(iii) use reasonable efforts to obtain “comfort” letters and bring-downs thereof from the Company’s independent registered public accounting firm addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters by independent registered public accounting firms in connection with Underwritten Offerings; and

(iv) deliver such documents and certificates as may be reasonably requested by the managing underwriters to evidence compliance with any customary conditions contained in the underwriting agreement;

(i) cooperate with the Holders holding Registrable Securities covered by a Registration Statement and the managing underwriter or underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, or the transfer of such securities into book-entry form (not subject to any stop transfer instruction), and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters or agents, if any, or such Holders, may request;

(j) if reasonably requested by the managing underwriter or underwriters or a Holder holding Registrable Securities being sold in a Demand Registration or in connection with another registration involving an Underwritten Offering, incorporate in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the managing underwriters and the Holders holding a majority of the Registrable Securities being sold by all Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering and make all required filings of such Prospectus supplement or post-effective amendment upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(k) in the event of the issuance of any stop order by the SEC of which the Company is aware suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, promptly notify each Holder holding any Registrable Securities included in such Registration Statement of the issuance thereof, use its reasonable efforts to obtain the withdrawal of such stop order or other order at the earliest practicable time, and promptly notify each such Holder of the withdrawal thereof;

(l) use its reasonable efforts to cause all Common Stock covered by such Registration Statement to be listed on any securities exchange on which the Common Stock covered by such Registration Statement is not already so listed and if such listing is then permitted under the rules of such securities exchange;

(m) provide a CUSIP number for all Registrable Securities and, unless such Registrable Securities shall be registered in book-entry form, provide the applicable transfer agent and registrar for such Registrable Securities with printed certificates for the Registrable Securities, which certificates shall be in a form eligible for deposit with The Depository Trust Company;

(n) cooperate with each Holder of Registrable Securities covered by a Registration Statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(o) use its reasonable efforts to comply with all applicable rules and regulations of the SEC;

(p) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement;

(q) make available upon reasonable notice at reasonable times during normal business hours and for reasonable periods for inspection by one representative appointed by the Holders of a majority of the Registrable Securities covered by the applicable Registration Statement, by any managing underwriter or underwriters participating in any Underwritten Offering to be effected pursuant to a Registration Statement, and by any attorney, accountant or other agent retained by such Holders or any such managing underwriter or underwriters, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the proper officers and other employees of the Company and representatives of the independent registered public accounting firm that has certified the Company’s financial statements to make themselves available during normal business hours to discuss the business of the Company and to supply all information reasonably requested by any such managing underwriter or underwriters or agents thereof in connection with such Registration Statement as shall be necessary to enable such Persons to exercise their due diligence responsibility (subject to the entry by each Person referred to in this Section 10(q) into customary confidentiality agreements in a form reasonably acceptable to the Company); and

(r) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in such customary “road show” presentations as may be reasonably requested by the lead managing underwriter of any such Underwritten Offering and otherwise to cooperate with and participate in customary selling efforts related thereto.

11. Agreements of Holders.

(a) As a condition to the Company’s obligation under this Agreement to cause Registrable Securities of any Holder to be included in a Registration Statement, such Holder shall timely provide the Company with all of the information required to be provided in such Registration Statement with respect to such Holder pursuant to Items 507 and 508 (or any successor Items) of Regulation S-K under the Securities Act and such other information as otherwise may reasonably be requested by the Company to comply with applicable law in connection with such Registration Statement.

(b) Each Holder shall comply with the prospectus delivery requirements of the Securities Act in connection with the offer and sale of Registrable Securities made by such Holder pursuant to any Registration Statement. Upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 10(e) or Section 10(k) or of the imposition of any Blackout Period, each Holder holding Registrable Securities shall forthwith discontinue the disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities and the related Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 10(e) or the withdrawal of any stop order or other order referred to in Section 10(k), and, if so directed by the Company, shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

(c) Each Holder shall comply with Regulation M under the Exchange Act in connection with the offer and sale of Registrable Securities made by such Holder pursuant to any Registration Statement.

12. Registration Expenses. The Company shall pay all Registration Expenses in connection with all registrations pursuant to this Agreement to the extent provided herein. In connection with all such registrations, each Holder shall pay all underwriting discounts, commissions and fees, brokerage and sales commissions, and transfer and documentary stamp taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Registration Statement, and, except as provided for in clause (g) of the definition of “Registration Expenses,” all fees and expenses of counsel to such Holder.

13. Indemnification; Contribution.

(a) The Company agrees to indemnify and hold harmless each Holder in any offering or sale of Registrable Securities pursuant to this Agreement, each Person, if any, who participates as an underwriter in any such offering and sale of Registrable Securities, and each Person, if any, who controls such Holder or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and their respective directors, trustees, officers, partners, agents, employees and Affiliates against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses, as incurred, and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) (collectively, “Losses”) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, any Registration Statement, Prospectus, Free Writing Prospectus or “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or necessary to make the statements therein (in the case of a Prospectus, a Free Writing Prospectus or “issuer information,” in the light of the circumstances then existing) not misleading, except in each case insofar as such statements or omissions arise out of or are based upon (i) any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel expressly for use therein, (ii) the use of any Prospectus, Free Writing Prospectus or “issuer information” after such time as the obligation of the Company to keep effective the Registration Statement of which such Prospectus forms a part has expired or (iii) the use of any Prospectus, Free Writing Prospectus or “issuer information” after such time as the Company has advised the Holders that the filing of an amendment or supplement thereto is required, except such Prospectus, Free Writing Prospectus or “issuer information” as so amended or supplemented.

(b) In connection with any Registration Statement filed pursuant to this Agreement, each Holder holding Registrable Securities to be covered thereby agrees, severally and not jointly with any other Holders, to indemnify and hold harmless the Company, each Person, if any, who participates as an underwriter in any such offering and sale of Registrable Securities and each Person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective directors, trustees, officers, partners, agents, employees and Affiliates, against all Losses incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, any Registration Statement, Prospectus, Free Writing Prospectus or “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or necessary to make the statements therein (in case of a Prospectus, a Free Writing Prospectus or “issuer information,” in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel specifically for use therein; provided, however, that no Holder shall be required to indemnify the Company or any other indemnified party under this Section 13(b) with respect to any amount in excess of the amount of the gross proceeds, after deducting any underwriting discounts and commissions, received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement, provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 13 except to the extent the indemnifying party shall have been actually and materially prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall so elect, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party, based on the opinion of counsel, a conflict of interest is likely to exist between the indemnifying party and such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for all Holders holding Registrable Securities who are indemnified parties, selected by the Holders holding a majority of the Registrable Securities held by all Holders who are indemnified parties (which selection shall be reasonably satisfactory to the Company), (ii) more than one counsel for the underwriters in an Underwritten Offering or (iii) more than one counsel for the Company, in each case in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, based on the opinion of counsel, a conflict of interest is likely to exist between an indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel, provided that the indemnifying party shall not be liable for the fees and expenses of (A) more than one counsel for all Holders holding Registrable Securities who are indemnified parties, selected by the Holders holding a majority of the Registrable Securities who are indemnified parties (which selection shall be reasonably satisfactory to the Company), (B) more than one counsel for the underwriters in an Underwritten Offering or (C) more than one counsel for the Company, in each case in connection with any one action or separate but similar or related actions. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent such liability is covered by the indemnity obligations set forth in this Section 13. No indemnified party shall consent to entry of any judgment or entry into any settlement without the consent of each indemnifying party.

(d) If the indemnification from the indemnifying party provided for in this Section 13 is unavailable to an indemnified party hereunder in respect of any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that no Holder shall be required to contribute any amount in excess of the amount of the gross proceeds, after deducting any underwriting discounts and commissions, received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other matters, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 13(c), any legal or other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 13(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the consideration referred to in this Section 13(d). If indemnification is available under this Section 13, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 13(a) or Section 13(b), as the case may be, without regard to the relative fault of such indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 13(d).

(e) The provisions of this Section 13 shall be in addition to any liability which any indemnifying party may have to any indemnified party and shall survive the termination of this Agreement.

(f) The indemnification and contribution required by this Section 13 shall be made by periodic payments of the amount thereof during the course of any action, suit, proceeding or investigation, as and when invoices are received or Losses are incurred.

14. Confidentiality. To the extent that the information and other material in connection with the registration rights contemplated in this Agreement (in any case, whether furnished before, on or after the date hereof) constitutes or contains confidential business, financial or other information of the Company, the Holders or their respective Affiliates, each party to this Agreement covenants for itself and its directors, officers, employees and stockholders that it shall use due care to prevent its directors, officers, partners, members, managers, employees, counsel, accountants and other representatives from disclosing such information to persons other than to their respective authorized employees, counsel, accountants, advisers, stockholders, partners, limited partners, managers or members (or proposed stockholders, partners, limited partners, managers, members or advisers of such persons), and other authorized representatives, in each case, for so long as such person agrees to keep such information confidential in accordance with the terms hereof; provided, however, that each Holder or the Company may disclose or deliver any information or other material disclosed to or received by it if the Holder or the Company is advised by its counsel that disclosure or delivery is required by law, regulation or judicial or administrative order or process and, in any such instance, the Holder or the Company, as the case may be, making the disclosure uses reasonable efforts to consult with the Company or Holder, as applicable, prior to making any such disclosure. Notwithstanding the foregoing, a Holder will be permitted to disclose any information or other material disclosed to or received by it hereunder and shall not be required to provide the aforementioned notice to the Company, if the disclosure is in connection with a routine audit by a regulatory or self-regulatory authority that maintains jurisdiction over the Holder; provided, however, that the Holder must file an appropriate request seeking to have any information disclosed in connection with the routine audit treated confidentially. For purposes of this Section 14, “due care” means at least the same level of care that such Holder or the Company would use to protect the confidentiality of its own sensitive or proprietary information. This Section 14 shall not apply to information that is or becomes publicly available (other than to a person who has caused such information to become publicly available through a breach of this Agreement).

15. Participation in Underwritten Offerings. No Holder may include Registrable Securities in any Demand Registration or other Underwritten Offering pursuant to this Agreement unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company (subject to the rights of the Holders provided for herein), which approval shall not be unreasonably withheld, conditioned or delayed, and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

16. Reports Under the Exchange Act. For so long as any Registrable Securities remain outstanding and the Company is required under the Exchange Act and rules and regulations thereunder to file with the SEC reports pursuant to Section 13 or 15(a) of the Exchange Act, the Company shall (a) use reasonable efforts to satisfy the conditions of Rule 144 required thereunder to make Rule 144 available to the holders for the sale of Registrable Securities, including filing with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and (b) reasonably promptly upon written request therefor by any Holder, furnish to such Holder a written statement by the Company as to its compliance with its reporting obligations under the Exchange Act.

17. Assignment of Registration Rights. The right to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations hereunder) solely by an Holder in connection with a transfer of such Registrable Securities in accordance with the Company’s Certificate of Incorporation (including, without limitation, by a distribution (tax-free or otherwise) of such Registrable Securities) to a Person that is either (a) an Oxbow Affiliated Fund or (b) a Person receiving Registrable Securities in connection with an in-kind distribution by any Holder to its stockholders, partners, members or other equity holders; provided that, in each case, as a condition to the effectiveness of any such assignment, such Person shall be required to execute a counterpart of this Agreement. Upon such Person’s execution of such counterpart, such Person shall be a Holder under this Agreement and shall be entitled to the benefits of, and shall be subject to the restrictions contained in, this Agreement, as amended from time to time, that are applicable hereunder to the Holder from whom such rights hereunder were assigned. From and after the date of any such effective assignment, the term “Holders” as used herein shall also refer to such Person.

18. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, any Holder and any successor and permitted assignee thereof; provided, however, that, except as provided for in Section 17, this Agreement and the provisions of this Agreement that are for the benefit of the Holders shall not be assignable by any Holder, and any such purported assignment shall be null and void. Except to the extent provided for in Section 13, nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the Company, the Holders and their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement. No purchaser of Registrable Securities from a Holder shall be deemed to be a successor or assignee of such Holder merely by reason of such purchase.

19. Amendments and Waivers.

(a) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement, including the provisions of this sentence (each such amendment, modification, supplement, waiver or consent, an “Amendment”), may not be given, unless the Company consents thereto and has obtained the written consent thereto of Holders holding a majority of the Registrable Securities; provided, however, that if any Amendment would materially and adversely affect any Holder disproportionately relative to any other Holder or Holders, such Amendment shall also require the written consent of Holders holding a majority of the Registrable Securities held by all Holders so disproportionately affected.

(b) Notwithstanding Section 19(a), an Amendment with respect to a matter that relates exclusively to the rights of (i) Holders holding Registrable Securities whose securities are being included in a Registration Statement shall be effective only if consented to by Holders holding a majority of the Registrable Securities being included in such Registration Statement and (ii) the Initiating Demand Holder or Initiating Demand Holders with respect to a particular Demand Registration or Underwritten Offering shall be effective only if consented to by such Initiating Demand Holder or Initiating Demand Holders.

(c) Each Holder from time to time shall be bound by any Amendment effected pursuant to this Section 19, whether or not any notice, writing or marking indicating such Amendment appears on the Registrable Securities or is delivered to such Holder.

20. Notices; Designated Company Representative. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent by confirmed facsimile or confirmed e-mail transmission before 5:00 p.m. New York City time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, requests, consents and other communications shall be sent (i) if to the Company, to: SkyWater Technology, Inc., 2401 E. 86th St., Bloomington, Minnesota 55425, Attn: Jason Stokes, Chief Legal Officer and General Counsel, jason.stokes@skywatertechnology.com, or to such other address, facsimile number or e-mail address as the Company shall designate in writing to the Holders from time to time, and (ii) if to any Holder, to such Holder at the address of such Holder set forth on the signature pages hereto, or to such other address of any Holder as such Holder shall designate in writing to the Company upon becoming a Holder hereunder and from time to time thereafter. The designated representative of the Company shall be its Chief Executive Officer or such other officer as the Company shall designate in writing to the Holders from time to time.

21. Interpretation. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Subject to Section 25, this Agreement shall become effective as between the Company and any Holder when the Company and such Holder shall have received a copy of counterparts hereof signed by the other party hereto.

23. Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts laws.

24. Submission to Jurisdiction; WAIVER OF JURY TRIALS.

(a) Each of the parties hereto herby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement shall be brought and determined exclusively in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any federal court of the United States of America sitting in the State of Delaware), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any federal court of the United States of America sitting in the State of Delaware). Each party hereby further irrevocably waives any claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any federal court of the United States of America sitting in the State of Delaware) lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any federal court of the United States of America sitting in the State of Delaware) that any such court lacks jurisdiction over such party.

(b) Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided for in Section 20, such service to become effective ten days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby, that service of process was in any way invalid or ineffective. Subject to Section 24(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(c) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any federal court of the United States of America sitting in the State of Delaware), and hereby further irrevocably waives and agrees not to plead or claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any federal court of the United States of America sitting in the State of Delaware) is not a convenient forum for any such suit, action or proceeding.

(d) The parties hereto agree that any judgment obtained by any party hereto or its successors or permitted assignees in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or permitted assignees), be enforced in any jurisdiction, to the extent permitted by applicable law.

(e) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER

INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER MATTERS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 24(e).

25. Effectiveness; Termination.

(a) Notwithstanding any other provision of this Agreement, this Agreement shall become effective on the Closing Date.

(b) This Agreement shall terminate with respect to any Holder on the earliest to occur of (i) the date on which such Holder first ceases to hold any Registrable Securities or (ii) the date on which such Holder notifies the Company in writing that such Holder irrevocably withdraws as a Holder under this Agreement. Notwithstanding any such termination of this Agreement by any Holder, all rights, liabilities and obligations of such Holder and the Company under Sections 12, 13, 19, 23, 24, 25 and 27 shall remain in effect in accordance with their terms. No termination of any provision of this Agreement shall relieve any party of any liability for any breach of such provision occurring prior to such termination.

26. Entire Agreement. This Agreement is intended by the parties to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights.

27. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for any other parties’ failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, to the extent permitted by applicable law, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure, without bond or other security being required.

28. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

SKYWATER TECHNOLOGY, INC.

By:
Name:
Title:

OXBOW:

CMI OXBOW PARTNERS, LLC

By:
Name:
Title:

[Signature blocks for Common Unit Holders to be added]